UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2023

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue, 28th Floor
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 31, 2023, Focus Financial Partners Inc. (the “Company”), Ferdinand FFP Acquisition, LLC (“Parent”), Ferdinand FFP Merger Sub 1, Inc. (“Company Merger Sub”), Ferdinand FFP Merger Sub 2, LLC (“LLC Merger Sub”, and collectively with Company Merger Sub, the “Merger Subs”) and Focus Financial Partners, LLC a subsidiary of the Company (“Focus LLC”) completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 27, 2023 (the “Merger Agreement”), by and among the Company, Parent, Company Merger Sub, LLC Merger Sub and Focus LLC. Parent and the Merger Subs are affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Stone Point Capital LLC (“Stone Point”). Pursuant to the Merger Agreement, among other things, (a) LLC Merger Sub merged with and into Focus LLC (the “LLC Merger”), with Focus LLC surviving the LLC Merger as a subsidiary of Parent and (b) Company Merger Sub merged with and into the Company (the “Company Merger” and, collectively with the LLC Merger, the “Mergers”), with the Company surviving the Merger as a subsidiary of Parent (such surviving entity, the “Surviving Corporation”). As a result of the Mergers, an investment vehicle controlled by Stone Point and CD&R became the indirect owner of 100% of the Company’s common stock. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Merger Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

The Mergers were funded in part with proceeds from a senior secured incremental B-6 term loan facility in an aggregate principal amount of $500.0 million (the “Incremental Term Loan Credit Facility”)

On August 31, 2023, Focus LLC entered into Amendment No. 13 to its First Lien Credit Agreement dated as of July 3, 2017, by and among Focus LLC, as borrower, the lenders party thereto, Royal Bank of Canada, as term administrative agent, collateral agent and fronting bank, and Bank of America, N.A., as revolver administrative agent and letter of credit issuer, to, among other things, (i) add incremental commitments to Focus LLC’s existing credit facilities, comprised of the Incremental Term Loan Credit Facility and (ii) make certain amendments to the terms of Focus LLC’s existing term loan A and revolving credit facilities.

The proceeds of the Incremental Term Loan Credit Facility were used to partially fund the consummation of the Mergers and the related transactions.

The Incremental Term Loan Credit Facility will mature on June 30, 2028, which is the same as the maturity date for Focus LLC’s existing tranche B-5 term loans. The Incremental Term Loan Credit Facility will amortize quarterly, starting with the fiscal quarter ending December 31, 2023, in installments equal to 0.25% of the principal amount of the Incremental Term Loan Credit Facility, with the balance of the Incremental Term Loan Credit Facility being due and payable at maturity. The amounts outstanding under the Incremental Term Loan Credit Facility will bear interest at a rate per annum equal to, at Focus LLC’s option, the base rate or the adjusted term SOFR rate, plus, in each case, an applicable margin. The applicable margin is initially 2.50% per annum for base rate loans and 3.50% per annum for adjusted term SOFR rate loans. From and after the delivery by Focus LLC of its financial statements for the fiscal quarter ending December 31, 2023, the applicable margin will be subject to a decrease of 0.25% (for the margin for each of adjusted term SOFR and base rate loans) based upon achievement of a first lien leverage ratio of 4.25:1.00. In addition, the applicable margin under the Incremental Term Loan Credit Facility is subject to an additional decrease of 0.25% (for the margin for each of adjusted term SOFR and base rate loans) following a qualified initial public offering.

Other than in respect of the mandatory amortization payments as set forth above, there are no current plans to repay the Incremental Term Loan Credit Facility prior to its stated maturity.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, and 5.03 of this Current Report on Form 8-K are incorporated by reference in this Item 2.01.

At the effective time of the Company Merger (the “Company Merger Effective Time”), (a) each share of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time, other than Excluded Shares, was converted into the right to receive $53 in cash, without interest, (the “Merger Consideration”) and (b) each share of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock” and collectively with Class A Common Stock, “Company Stock”) issued and outstanding immediately prior to the Company Merger Effective Time was cancelled and ceased to exist and no payment was made with respect thereto.

Immediately prior to the effective time of the LLC Merger (the “LLC Merger Effective Time”), and conditioned upon the closing of LLC Merger, each member of Focus LLC that held common units of Focus LLC (each a “Common Unit”) that were vested (including, with respect to each member of Focus LLC who held incentive units of Focus LLC (each an “Incentive Unit” and collectively with the Common Units, the “Focus LLC Units”) that were vested and had a Hurdle Amount (as defined in the Focus LLC Agreement) less than the Merger Consideration, the applicable number of vested Common Units received as a result of the conversion of such vested Incentive Units held by such member) (a) exchanged its Focus LLC Units for shares of Class A Common Stock, and (b) surrendered for cancellation the corresponding number of shares of Class B Common Stock in accordance with the Focus LLC Agreement (such exchange and surrender, the “Vested Units Exchanges”).

At the Company Merger Effective Time, each then outstanding unvested Common Unit held by a member of Focus LLC (other than the Company and its wholly owned subsidiaries or Parent) (including, with respect to each such member who held unvested Incentive Units having a Hurdle Amount less than the Merger Consideration, the applicable number of unvested Common Units received as a result of the conversion of unvested Incentive Units held by such member), was cancelled and converted into a contingent cash payment, without interest, equal in an amount that would be payable pursuant to the Merger Agreement if such unvested Common Unit were a Company Restricted Share, which contingent cash payment, without interest, will remain subject and become payable pursuant to the same vesting schedule applicable to the corresponding unvested Common Unit or Incentive Unit, as applicable.

At the LLC Merger Effective Time, each Focus LLC Unit issued and outstanding immediately prior to the LLC Merger Effective Time and after giving effect to the Vested Units Exchanges, other than (a) Focus LLC Units owned by Parent and (b) the Focus LLC Units owned by the Company or any of its wholly owned subsidiaries, was cancelled and ceased to exist and no payment was made with respect thereto.

At the Company Merger Effective Time, each outstanding option to purchase shares of Company Stock (each a “Company Option”) that was vested, having a per share exercise price less than the Merger Consideration immediately prior to the Company Merger Effective Time was cancelled and converted into the right to receive an amount in cash equal to the product of (a) the number of shares of Company Stock subject to such stock option immediately before the Company Merger Effective Time and (b) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Stock of such Company Option (the “Option Consideration”). Each outstanding and unvested Company Option, having a per share exercise price less than the Merger Consideration immediately prior to the Company Merger Effective Time was cancelled and converted into a contingent right to receive a cash payment from the Surviving Corporation equal to Option Consideration with respect to such Company Option, and such resulting cash-based awards remain subject and become payable pursuant to the same the vesting schedule applicable to such Company Option from which it was converted immediately prior to the Company Merger Effective Time, subject to the holder’s continued employment with or service to Parent and its affiliates (including the Surviving Corporation and its subsidiaries) through the applicable vesting date. Each outstanding Company Option with a per share exercise price equal to or greater than the Merger Consideration, whether or not vested, was cancelled for no consideration.

At the Company Merger Effective Time, each outstanding restricted stock unit award corresponding to shares of Company Stock (each a “Company RSU”) that was unvested as of immediately prior to the Company Merger Effective Time was cancelled and converted into a contingent cash payment, without interest, from the Surviving Corporation in an amount equal to the product of (a) the number of shares of Company Stock subject to such Company RSU immediately prior to the Company Merger Effective Time and (b) the Merger Consideration, and such resulting cash-based awards remain subject and become payable pursuant to the same vesting schedule applicable to such Company RSU from which it was converted immediately prior to the Company Merger Effective Time, subject to the holder’s continued employment with or service to Parent and its affiliates (including the Surviving Corporation and its subsidiaries) through the applicable vesting dates.

At the Company Merger Effective Time, each outstanding share of Company Stock subject to forfeiture, vesting or other lapse conditions (each a “Company Restricted Share”) as of immediately prior to the Company Merger Effective Time was cancelled and converted into a contingent contractual right to receive a cash payment, without intertest, from the Surviving Corporation in an amount equal to the Merger Consideration and such resulting cash-based awards will remain subject and become payable pursuant to the same vesting schedule applicable to such Company Restricted Share from which it was converted immediately prior to the Company Merger Effective Time, subject to the holder’s continued employment with or service to Parent and its affiliates (including the Surviving Corporation and its subsidiaries) through the applicable vesting dates.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On August 31, 2023, the Company notified the Nasdaq Global Select Market (“NASDAQ”) that the Mergers had been completed, and requested that NASDAQ suspend trading of Class A Common Stock on NASDAQ prior to the opening of trading on August 31, 2023. The Company also requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Class A Common Stock from NASDAQ and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, shares of Class A Common Stock will no longer be listed on NASDAQ.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Class A Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act with respect to all shares of Class A Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of the Registrant.

The information set forth in the Introductory Note and in Items 2.01, 2.03, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Mergers, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The aggregate Merger Consideration paid to Company stockholders was approximately $4,500 million. The funds used by Parent to consummate the Mergers and complete the related transactions came from equity contributions from the investment funds affiliated with CD&R and Stone Point, and proceeds received in connection with debt financing pursuant to the Incremental Term Loan Credit Facility.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Directors

Pursuant to the terms of the Merger Agreement, immediately prior to, but conditioned on the occurrence of, the Company Merger Effective Time, Ruediger Adolf, Rajini Sundar Kodialam, James D. Carey, Joseph Feliciani, Jr., George S. LeMieux, Greg S. Morganroth, MD, Fayez S. Muhtadie and Elizabeth R. Neuhoff each resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors on which they served. In addition, pursuant to the terms of the Merger Agreement, from and after the Company Merger Effective Time, David Winokur, Fayez Muhtadie and Lauren Seidman, who were directors of Company Merger Sub immediately before the Company Merger Effective Time, became directors of the Company. Immediately following the Company Merger Effective Time, Ruediger Adolf and James Shanahan were appointed to the board of directors of the Surviving Corporation and David Winokur, Fayez Muhtadie and Lauren Seidman resigned from the board of directors of the Surviving Corporation.

Officers

The officers of the Company immediately prior to the Company Merger Effective Time continued as officers of the Company.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Company Merger Effective Time, the Company’s Amended and Restated Certificate of Incorporation, as in effect immediately prior to the Company Merger Effective Time, was amended and restated in its entirety (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, at the Company Merger Effective Time, the Company’s Amended and Restated Bylaws, as in effect immediately prior to the Company Merger Effective Time, were amended and restated in their entirety (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On August 31, 2023, the Company issued a press release announcing the closing of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of February 27, 2023, by and among Ferdinand FFP Acquisition, LLC, Ferdinand FFP Merger Sub 1, Inc., Ferdinand FFP Merger Sub 2, Focus Financial Partners Inc., and Focus Financial Partners, LLC (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on February 28, 2023 and incorporated herein by reference).
3.1	Amended and Restated Certificate of Incorporation of Focus Financial Partners Inc.
3.2	Amended and Restated Bylaws of Focus Financial Partners Inc.
99.1	Press Release, dated as of August 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: August 31, 2023